EXHIBIT 23(a)


CONSENT OF INDEPENDENT AUDITORS


General Motors Acceptance Corporation

We consent to the incorporation by reference in this Registration Statement of General Motors Acceptance Corporation on Form S-3 of our report dated January 30, 1995 appearing in the Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 1994, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan

October 17, 1995